Exhibit 99.1
For information contact:
Wayne Pratt
Vice President, Chief Financial Officer
Brillian Corporation
(602) 389-8797
wayne.pratt@brilliancorp.com
BRILLIAN CORPORATION REPORTS THIRD QUARTER RESULTS
TEMPE, ARIZ., November 14, 2005 - Brillian Corporation (Nasdaq: BRLC), a designer and developer of rear-projection, high-definition televisions based on its proprietary liquid crystal on silicon (LCoSTM) microdisplays, today announced its financial results for the third quarter ended September 30, 2005.
For the quarter ended September 30, 2005, Brillian reported revenue of $659,000, down 10% from the year-ago quarter. Year-to-date revenue was $2.5 million, up 8% from the nine months ended September 30, 2004. Net loss for the quarter was $9.6 million compared with a net loss of $6.3 million in the third quarter of 2004. Net loss for the nine months ended September 30, 2005 was $22.0 million compared with a net loss of $16.6 million for the comparable period of 2004. Net loss per share was $1.30 for the third quarter of 2005 compared with $0.91 for the third quarter of 2004. Year-to-date net loss per share was $3.10 compared with $2.69 for the comparable period of 2004.
Results for the third quarter of 2005 include inventory write-offs of approximately $870,000 in order to reduce inventory carrying amounts to the lower of cost or market, stock based compensation charges of approximately $353,000 pursuant to SFAS No. 123(R), non-cash interest expense, consisting of amortization of debt discount and offering costs, of approximately $1.3 million, and a loss on investment in start-up company of $1.1 million.
Brillian ended the quarter with cash, cash equivalents, and short-term investments of $2.4 million, working capital of $4.9 million, stockholders’ equity of $7.5 million, and $4.4 million of debt. At September 30, 2005, Brillian also had $2.0 million of remaining availability under its loan agreement with Syntax Groups Corporation.
“This is an exciting time for Brillian, our employees, and our stockholders. As we look forward to the stockholder meeting on November 29th, and completion of the Merger with Syntax, we remain focused on production of our new light engine as well as our 1080p HDTV’s,” said Vincent F. Sollitto, Jr., President and CEO of Brillian.

Corporate Headquarters	1600 N. Desert Drive, Tempe, AZ 85281	Tel 602.389.8888	Fax 602.389.8801	www.brilliancorp.com

Separately, Syntax Groups Corporation, one of the fastest growing manufacturers of TFT-LCD TVs in North America, today announced financial results for its first fiscal quarter ended September 30, 2005.
For the first quarter of fiscal 2006 ended September 30, 2005, Syntax announced revenue of $27.4 million compared with revenue of $9.7 million in the first quarter of fiscal 2005, an increase of 183%. Gross profit for the first quarter of fiscal 2006 was $5.6 million, or 20% of revenue, compared with $1.2 million, or 12% of revenue, for the first quarter of fiscal 2005. Net loss totaled $658,000 for the first quarter of fiscal 2006 compared with a net loss of $192,000 for the first quarter of fiscal 2005. Included in the net loss for the first fiscal quarter of 2006 was non-cash compensation expense of $2.2 million related to stock options granted and vested during the quarter.
Business Outlook
Brillian’s efforts in the fourth quarter are centered around closing the planned merger with Syntax Groups Corporation. Both Syntax and Brillian have shareholder meetings scheduled for November 29, 2005 to vote on the proposed merger. Assuming both shareholder groups approve the merger, Brillian anticipates that closing can occur shortly thereafter. Upon closing of the merger, Brillian will change its name to Sytnax-Brillian Corporation and will adopt Syntax’s June 30 fiscal year-end. For accounting purposes, the merger will be considered a reverse acquisition application of the purchase method of accounting under which Syntax is considered to be acquiring Brillian. Accordingly, the historical financial statements of Syntax will become the historical financial statements of the combined company.
Assuming the proposed merger is approved and closes on or about November 30, 2005, only one month of Brillian operations will be included in the combined financial results of Syntax-Brillian Corporation. Based on this assumption, Brillian’s current outlook for Syntax-Brillian for the three months ending December 31, 2005 is for a range of revenue from $55 to $65 million and operating income ranging from a negative $700,000 to a positive $1.7 million.
Brillian will host a conference call today, November 14, to discuss its third-quarter financial results and future outlook. The conference call may include forward-looking statements. The call will be Web cast and is scheduled to begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific). The live audio broadcast and replay of the conference call can be accessed on Brillian’s Web site at www.brilliancorp.com under the Investor Relations section. Brillian will maintain an audio replay of this conference call on its Web site through the fourth quarter of 2005. No other audio replay will be available.
About Brillian Corporation
Brillian Corporation designs and develops rear-projection HDTVs targeted at retailers and end user customers looking for breakthrough performance and image quality that sets a benchmark in HDTV price/performance. The company is the first and only provider of

Corporate Headquarters	1600 N. Desert Drive, Tempe, AZ 85281	Tel 602.389.8888	Fax 602.389.8801	www.brilliancorp.com

LCoSTM Gen II technology used in these products. In addition to its high-definition televisions, Brillian also offers a broad line of LCoSTM microdisplay products and subsystems that original equipment manufacturers (OEMs) integrate into proprietary HDTV products, multimedia projectors, and near-to-eye products such as monocular and binocular headsets. Brillian’s LCoSTM Gen I and LCoSTM Gen II microdisplay technologies address the market demand for a high-performance display solution with high image fidelity, high-resolution scalability, and high contrast ratios. The company’s website is www.brilliancorp.com.
Brillian is a registered trademark and LCoS is a trademark of Brillian Corporation. All other trademarks are the property of their respective owners.
Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and Brillian intends that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include expectations regarding (i) the obtaining of stockholder approval for the proposed merger, (ii) the anticipated timing of the closing of the merger; and (iii) the future operating results of the combined company, including expectations regarding revenue and earnings (losses) for the second quarter of fiscal 2006 ending December 31, 2005. Brillian cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include (a) changes in markets for the company’s products; (b) changes in the market for customer’s products; (c) the failure of the company’s products to deliver commercially acceptable performance; (d) the ability of the company’s management, individually or collectively, to guide the company in a successful manner; (e) the approval and timing of the closing of the proposed merger; (f) the amount of purchase price adjustments allocated to amortizable intangible assets; and (g) other risks as detailed in Brillian’s Annual Report on Form 10-K and in the Registration Statement on Form S-4 filed in connection with the proposed merger.
Additional Information Regarding the Merger
On October 24, 2005, Brillian filed a definitive joint proxy statement/prospectus pursuant to Rule 424(b)(3) regarding the merger with the Securities and Exchange Commission (“SEC”). Because the joint proxy statement/prospectus and any other relevant materials filed by Brillian with the SEC contain important information about Brillian, Syntax, and the merger, investors and security holders of Brillian and Syntax are urged to read them. These documents are available for free (along with any other documents and reports filed by Brillian with the SEC) at the SEC’s website, www.sec.gov. In addition, free copies of the documents filed with the SEC may be obtained from Brillian by contacting Investor Relations, 1600 North Desert Drive, Tempe, Arizona 85281, (602) 389-8888.

Corporate Headquarters	1600 N. Desert Drive, Tempe, AZ 85281	Tel 602.389.8888	Fax 602.389.8801	www.brilliancorp.com

BRILLIAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
 (unaudited)
(in thousands, except per share data)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2005	2004	2005	2004
Total net sales	$659	$733	$2,523	$2,345

Costs and Expenses:
Cost of sales	4,145	4,369	11,304	9,406
Selling, general, and administrative	1,233	508	3,424	2,701
Research and development	2,470	2,225	7,227	6,783

	7,848	7,102	21,955	18,890

Operating loss	(7,189)	(6,369)	(19,432)	(16,545)

Other Income (Expense):

Loss on investment in start-up company	(1,119)	—	(1,119)	(131)
Interest, net	(1,260)	47	(1,481)	114

Net Loss	$(9,568)	$(6,322)	$(22,032)	$(16,562)

Loss per Common Share:
Basic and diluted	$(1.30)	$(0.91)	$(3.10)	$(2.69)

Weighted Average Number of Common Shares:
Basic and diluted	7,337	6,931	7,106	6,168

Corporate Headquarters	1600 N. Desert Drive, Tempe, AZ 85281	Tel 602.389.8888	Fax 602.389.8801	www.brilliancorp.com

BRILLIAN CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
 (unaudited)
(in thousands)

	September 30,	December 31,
	2005	2004
ASSETS

Current Assets:
Cash, cash equivalents and short-term investments	$2,423	$8,208
Accounts receivable, net	487	339
Inventories	5,296	5,400
Other current assets	455	368

Total current assets	8,661	14,315

Property, plant and equipment, net	5,724
Other assets	1,165	6,082
Other investments	—	1,119

	$15,550	$21,516

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$2,599	$1,230
Accrued compensation	408	216
Accrued liabilities	724	1,462

Total current liabilities	3,731	2,908

Long-term debt, net of discount	4,365	—

Commitments and Contingencies

Stockholders’ Equity:
Common stock	7	7
Additional paid-in capital	68,268	58,007
Deferred stock compensation	—	(616)
Accumulated deficit	(60,822)	(38,790)

Total stockholders’ equity	7,454	18,608

	$15,550	$21,516

Corporate Headquarters	1600 N. Desert Drive, Tempe, AZ 85281	Tel 602.389.8888	Fax 602.389.8801	www.brilliancorp.com